Exhibit 99.1

May 1, 2023	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123
ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance

Declares Second Quarter Dividend

TULSA, Okla. - May 1, 2023 - ONE Gas, Inc. (NYSE: OGS) today announced its first quarter financial results, affirmed its 2023 financial guidance and declared its quarterly dividend.

"ONE Gas enters 2023 focused on the execution of our capital plan and enhancing the safety and resiliency of our system,” said Robert S. McAnnally, president and chief executive officer. "Economic development continues to advance across our territories, and we remain well positioned to respond as customer demand grows."

FIRST QUARTER 2023 FINANCIAL RESULTS & HIGHLIGHTS

•First quarter 2023 net income was $102.6 million, or $1.84 per diluted share, compared with $98.9 million, or $1.83 per diluted share, in the first quarter 2022;
•In March 2023, the Company executed a forward sale agreement for 2.0 million shares of its common stock, with settlement by Dec. 29, 2023, for 1.4 million shares and by Dec. 31, 2024, for the remaining shares;
•Actual heating degree days across the Company's service areas were 4,872 in the first quarter 2023, 7.0% warmer than normal weather and 14.5% warmer than the same period last year;
•In February 2023, the Company entered into an at-the-market equity distribution agreement under which it may issue shares of common stock with an aggregate price up to $300 million, replacing the previous at-the-market equity program filed in February 2020;
•For the sixth consecutive year, ONE Gas was awarded the American Gas Association Safety Achievement Award for excellence in employee safety; and
•The board of directors declared a quarterly dividend of $0.65 per share, or $2.60 per share on an annualized basis, payable on June 2, 2023, to shareholders of record at the close of business on May 17, 2023.

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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

FIRST QUARTER 2023 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $149.2 million in the first quarter 2023, compared with $140.8 million in the first quarter 2022, which primarily reflects:

•an increase of $17.3 million from new rates; and
•a decrease of $1.6 million in COVID-19 related expenses.

These increases were offset partially by:

•an increase of $4.5 million in depreciation expense, due primarily to additional capital expenditures being placed in service;
•an increase of $4.1 million in employee-related costs; and
•an increase of $2.6 million in bad debt expense.

Weather across our service territories for the first quarter was 14.5% warmer than the prior year. Due to our weather normalization mechanisms, the impact on operating income was not material.

Revenues include an increase of $11.9 million associated with Kansas Gas Service Securitization I, L.L.C. (KGSS-I, a special-purpose entity), which is offset by $7.1 million in amortization expense and $4.8 million in interest expense. Revenues also include an increase of $2.5 million due to the annual adjustment of the ad-valorem rider for Kansas Gas Service, which is offset by amortization expense.

Income tax expense includes a credit for amortization of the regulatory liability associated with excess deferred income taxes (EDIT) of $9.9 million and $7.9 million for the three-month periods ended March 31, 2023, and 2022, respectively.

Capital expenditures and asset removal costs were $41.7 million higher for the first quarter 2023 compared with the same period last year, due primarily to expenditures for system integrity and extension of service to new areas.

REGULATORY ACTIVITIES UPDATE

Securitization

The following updates reflect recent activity in Kansas and Texas related to financing of costs incurred in February 2021 associated with Winter Storm Uri through the issuance of securitized bonds.

In November 2022, KGSS-I issued $336 million of securitized utility tariff bonds. KGSS-I used the proceeds from the issuance to purchase the Securitized Utility Tariff Property from Kansas Gas Service, pay for debt issuance costs, and reimburse Kansas Gas Service for upfront securitization costs paid on behalf of KGSS-I. The first quarter of 2023 was the first quarter with the

ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

full three-month activity for KGSS-I, compared to prior fourth quarter activity, which began in mid-November 2022.

The following table summarizes the impact of KGSS-I on the consolidated balance sheets:

	March 31,	December 31,
	2023	2022
	(Thousands of dollars)
Restricted cash and cash equivalents	$19,117	$8,446
Accounts receivable	4,051	4,862
Securitized intangible asset, net	316,749	323,838
Current maturities of securitized utility tariff bonds	34,497	20,716
Accounts payable	1,374	3,204
Accrued interest	6,810	2,202
Securitized utility tariff bonds, excluding current maturities, net of issuance costs	295,555	309,343
Equity	1,681	1,681

The following table summarizes the impact of KGSS-I on the consolidated statements of income, for the period indicated:

Three Months Ended
March 31,
2023
(Thousands of dollars)
Operating revenues	$11,933
Operating expense	(110)
Amortization expense	(7,089)
Interest income	75
Interest expense	(4,809)
Income before income taxes	$—

In March 2023, the Texas Natural Gas Securitization Finance Corporation completed the issuance of the securitized bonds relating to Winter Storm Uri and ONE Gas received the net proceeds of approximately $197 million.

Other Regulatory Updates

In March 2023, Oklahoma Natural Gas filed its annual Performance-Based Rate Change application for the test year ended December 2022. The filing includes a requested $27.6 million base rate revenue increase, $2.5 million energy efficiency incentive and $11.9 million of EDIT to be credited to customers in 2024. A hearing is scheduled for June 15, 2023.

In March 2023, Texas Gas Service made Gas Reliability Infrastructure Program (GRIP) filings for all customers in the West-North service area, requesting a $7.4 million increase to be effective in July 2023.

In February 2023, Texas Gas Service made GRIP filings for all customers in the Central-Gulf service area, requesting an $11.5 million increase to be effective in June 2023.
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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

In January 2023, the Railroad Commission of Texas approved the consolidation of the West-North service area and a rate increase of $8.8 million, premised on a return on equity of 9.6 percent and common equity ratio of 59.74 percent equity. The new rates were implemented in February 2023.

2023 FINANCIAL GUIDANCE

ONE Gas affirmed its financial guidance issued on Nov. 30, 2022, with 2023 net income and earnings per share expected to be in the range of $224 million to $238 million, and $4.02 to $4.26 per diluted share. Capital expenditures, including asset removal costs, are expected to be approximately $675 million in 2023.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will host a conference call on Tuesday, May 2, 2023, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 833-470-1428, passcode 357871, or log on to www.onegas.com/investors and select Events and Presentations.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-813-9403, passcode 895058.
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ONE Gas, Inc. (NYSE: OGS) is a 100% regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.
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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•our ability to recover costs, income taxes and amounts equivalent to the cost of property, plant and equipment, regulatory assets and our allowed rate of return in our regulated rates or other recovery mechanisms;
•cyber-attacks, which, according to experts, continue to increase in volume and sophistication, or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or Company information; further, increased remote working arrangements have required enhancements and modifications to our IT infrastructure (e.g. Internet, Virtual Private Network, remote collaboration systems, etc.), and any failures of the technologies, including third-party service providers, that facilitate working remotely could limit our ability to conduct ordinary operations or expose us to increased risk or effect of an attack;
•our ability to manage our operations and maintenance costs;
•the concentration of our operations in Oklahoma, Kansas, and Texas;
•changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;
•the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial customers;
•the length and severity of a pandemic or other health crisis which could significantly disrupt or prevent us from operating our business in the ordinary course for an extended period;
•competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;
•adverse weather conditions and variations in weather, including seasonal effects on demand and/or supply, the occurrence of severe storms in the territories in which we operate, and climate change, and the related effects on supply, demand, and costs;
•indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;
•our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;
•our ability to complete necessary or desirable expansion or infrastructure development projects, which may delay or prevent us from serving our customers or expanding our business;
•operational and mechanical hazards or interruptions;
•adverse labor relations;
•the effectiveness of our strategies to reduce earnings lag, revenue protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility, counterparty performance or creditworthiness and interest rate risk;
•the capital-intensive nature of our business, and the availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets and other sources of liquidity;
•our ability to obtain capital on commercially reasonable terms, or on terms acceptable to us, or at all;
•limitations on our operating flexibility, earnings and cash flows due to restrictions in our financing arrangements;
•cross-default provisions in our borrowing arrangements, which may lead to our inability to satisfy all of our outstanding obligations in the event of a default on our part;
•changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions to execute our business strategy;
•actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;
•changes in inflation and interest rates;
•our ability to recover the costs of natural gas purchased for our customers and any related financing required to support our purchase of natural gas supply;
•impact of potential impairment charges;
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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

•volatility and changes in markets for natural gas and our ability to secure additional and sufficient liquidity on reasonable commercial terms to cover costs associated with such volatility;
•possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;
•payment and performance by counterparties and customers as contracted and when due, including our counterparties maintaining ordinary course terms of supply and payments;
•changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject, including those that may require significant expenditures, significant increases in operating costs or, in the case of noncompliance, substantial fines or penalties;
•the effectiveness of our risk-management policies and procedures, and employees violating our risk-management policies;
•the uncertainty of estimates, including accruals and costs of environmental remediation;
•advances in technology, including technologies that increase efficiency or that improve electricity’s competitive position relative to natural gas;
•population growth rates and changes in the demographic patterns of the markets we serve, and economic conditions in these areas’ housing markets;
•acts of nature and the potential effects of threatened or actual terrorism and war, including recent events in Europe;
•the sufficiency of insurance coverage to cover losses;
•the effects of our strategies to reduce tax payments;
•changes in accounting standards;
•changes in corporate governance standards;
•existence of material weaknesses in our internal controls;
•our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;
•our ability to attract and retain talented employees, management and directors, and shortage of skilled-labor;
•unexpected increases in the costs of providing health care benefits, along with pension and postemployment health care benefits, as well as declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans; and
•our ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(Unaudited)	2023	2022
	(Thousands of dollars, except per share amounts)

Total revenues	$1,032,143	$971,459

Cost of natural gas	665,799	639,946

Operating expenses
Operations and maintenance	126,683	115,095
Depreciation and amortization	71,264	57,137
General taxes	19,166	18,524
Total operating expenses	217,113	190,756
Operating income	149,231	140,757
Other income (expense), net	2,581	(4,145)
Interest expense, net	(30,115)	(15,595)
Income before income taxes	121,697	121,017
Income taxes	(19,076)	(22,083)
Net income	$102,621	$98,934

Earnings per share
Basic	$1.85	$1.83
Diluted	$1.84	$1.83

Average shares (thousands)
Basic	55,538	53,922
Diluted	55,800	54,030
Dividends declared per share of stock	$0.65	$0.62

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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2023	2022
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$7,957,407	$7,834,557
Accumulated depreciation and amortization	2,226,565	2,205,717
Net property, plant and equipment	5,730,842	5,628,840
Current assets
Cash and cash equivalents	7,809	9,681
Restricted cash and cash equivalents	19,117	8,446
Total cash, cash equivalents and restricted cash and cash equivalents	26,926	18,127
Accounts receivable, net	493,573	553,834
Materials and supplies	73,033	70,873
Natural gas in storage	98,966	269,205
Regulatory assets	66,198	275,572
Other current assets	29,773	29,997
Total current assets	788,469	1,217,608
Goodwill and other assets
Regulatory assets	308,960	330,831
Securitized intangible asset, net	316,749	323,838
Goodwill	157,953	157,953
Other assets	117,279	117,326
Total goodwill and other assets	900,941	929,948
Total assets	$7,420,252	$7,776,396

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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

APPENDIX

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2023	2022
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued and outstanding 55,389,050 shares at March 31, 2023; issued and outstanding 55,349,954 shares at December 31, 2022	$553	$553
Paid-in capital	1,933,468	1,932,714
Retained earnings	718,163	651,863
Accumulated other comprehensive loss	(704)	(704)
Total equity	2,651,480	2,584,426
Other long-term debt, excluding current maturities, net of issuance costs	1,580,018	2,352,400
Securitized utility tariff bonds, excluding current maturities, net of issuance costs	295,555	309,343
Total-long term debt, excluding current maturities, net of issuance costs	1,875,573	2,661,743
Total equity and long-term debt	4,527,053	5,246,169
Current liabilities
Current maturities of other long-term debt	772,742	12
Current maturities of securitized utility tariff bonds	34,497	20,716
Notes payable	280,000	552,000
Accounts payable	197,619	360,493
Accrued taxes other than income	76,148	78,352
Regulatory liabilities	48,405	47,867
Customer deposits	56,467	57,854
Other current liabilities	76,397	72,125
Total current liabilities	1,542,275	1,189,419
Deferred credits and other liabilities
Deferred income taxes	720,640	698,456
Regulatory liabilities	516,625	529,441
Employee benefit obligations	19,599	19,587
Other deferred credits	94,060	93,324
Total deferred credits and other liabilities	1,350,924	1,340,808
Commitments and contingencies
Total liabilities and equity	$7,420,252	$7,776,396

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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

APPENDIX

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2023	2022
	(Thousands of dollars)
Operating activities
Net income	$102,621	$98,934
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,264	57,137
Deferred income taxes	9,364	(6,849)
Share-based compensation expense	2,821	2,695
Provision for doubtful accounts	3,925	1,338
Proceeds from government securitization of winter weather event costs	197,366	—
Changes in assets and liabilities:
Accounts receivable	56,336	(154,278)
Materials and supplies	(2,160)	705
Natural gas in storage	170,239	100,701
Asset removal costs	(13,567)	(9,554)
Accounts payable	(157,533)	(56,863)
Accrued taxes other than income	(2,204)	8,118
Customer deposits	(1,387)	(1,349)
Regulatory assets and liabilities - current	5,585	36,374
Regulatory assets and liabilities - noncurrent	21,871	66,002
Other assets and liabilities - current	3,573	(12,438)
Other assets and liabilities - noncurrent	952	(23,037)
Cash provided by operating activities	469,066	107,636
Investing activities
Capital expenditures	(151,030)	(113,307)
Other investing expenditures	(292)	(608)
Other investing receipts	1,443	549
Cash used in investing activities	(149,879)	(113,366)
Financing activities
Borrowings (repayments) on notes payable, net	(272,000)	11,165
Issuance of common stock	—	34,468
Dividends paid	(36,002)	(33,285)
Tax withholdings related to net share settlements of stock compensation	(2,386)	(3,023)
Cash (used in) provided by financing activities	(310,388)	9,325
Change in cash, cash equivalents, restricted cash and restricted cash equivalents	8,799	3,595
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	18,127	8,852
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$26,926	$12,447
Supplemental cash flow information:
Cash paid for interest, net of amounts capitalized	$33,729	$28,017
Cash paid (received) for income taxes, net	$(1,870)	$—

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ONE Gas Announces First Quarter 2023 Financial Results;
Affirms 2023 Financial Guidance; Declares Second Quarter Dividend
May 1, 2023

APPENDIX

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2023	2022
	(Millions of dollars)
Natural gas sales	$971.8	$927.0
Transportation revenues	$38.9	$36.8
Securitization customer charges	$11.9	$0.0
Other revenues	$9.5	$7.6
Total revenues	$1,032.1	$971.4
Cost of natural gas	$665.8	$639.9
Operating costs	$145.8	$133.6
Depreciation and amortization	$71.3	$57.1
Operating income	$149.2	$140.8
Net income	$102.6	$98.9
Capital expenditures and asset removal costs	$164.6	$122.9

Volumes (Bcf)
Natural gas sales
Residential	54.6	60.7
Commercial and industrial	18.1	19.4
Other	1.1	1.1
Total sales volumes delivered	73.8	81.1
Transportation	64.9	67.1
Total volumes delivered	138.8	148.2

Average number of customers (in thousands)
Residential	2,100	2,086
Commercial and industrial	165	164
Other	3	3
Transportation	12	12
Total customers	2,280	2,265

Heating Degree Days
Actual degree days	4,872	5,699
Normal degree days	5,237	5,252
Percent colder (warmer) than normal weather	(7.0)%	8.5%

Statistics by State
Oklahoma
Average number of customers (in thousands)	924	916
Actual degree days	1,719	1,985
Normal degree days	1,792	1,792
Percent colder (warmer) than normal weather	(4.1)%	10.8%

Kansas
Average number of customers (in thousands)	656	655
Actual degree days	2,251	2,532
Normal degree days	2,460	2,461
Percent colder (warmer) than normal weather	(8.5)%	2.9%

Texas
Average number of customers (in thousands)	700	694
Actual degree days	902	1,182
Normal degree days	985	999
Percent colder (warmer) than normal weather	(8.4)%	18.3%
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